Patrick Industries, Inc. Completes Acquisition of Metal Moulding Corporation

ELKHART, IN - February 20, 2018 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of Madison, Tennessee-based Metal Moulding Corporation (“MMC”), a manufacturer of custom metal fabricated products, primarily for the marine market, including hinges, arm rests, brackets, panels and trim, as well as plastic products including boxes, inlay tables, steps, and related components. MMC’s full-year 2017 revenues were approximately $19 million. The total cash consideration paid was approximately $20 million, plus the potential for up to $2 million of additional consideration upon the achievement of certain performance metrics. The Company expects the acquisition to be immediately accretive to net income per share.

“This acquisition is well-aligned with our strategic initiatives and capital allocation strategy to continue to grow our content in the primary markets we serve,” said Todd Cleveland, Chief Executive Officer of Patrick. “MMC is a high-quality custom fabricator of a variety of metal and plastic products to OEMs in the marine industry, and their product offering complements our existing metal fabrication expertise and product portfolio.”
“MMC’s custom design, engineering, manufacturing, fabrication, and powder coat capabilities, coupled with their tremendous long-standing reputation and comprehensive suite of component products, will position us to further expand our presence in the growing marine market,” said Andy Nemeth, President of Patrick. “Consistent with previous acquisitions, we will support MMC with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success.”
Jimmy Parrish, founder and President of MMC, said, “After more than 30 years in business, we are excited to partner with Patrick whose vast portfolio of products, resources, and customer first approach will help to further grow the MMC brand and bring a variety of value added solutions to our customers and markets. We feel that Patrick is a great fit for our team and we are poised to continue to grow our business, customer relationships, and brand platform.”
The acquisition of MMC included the acquisition of accounts receivable, inventory, and machinery and equipment, and was funded under the Company’s existing credit facility. Patrick will continue to operate MMC on a stand-alone basis under its brand name in its existing facility.

Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, marine, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast through locations in 20 states and in China. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Factors that may affect the Company’s operations and prospects are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.
Contact:
Julie Ann Kotowski
Investor Relations
Patrick Industries, Inc.
574-294-7511
kotowskj@patrickind.com